Exhibit 99.1

FENNEC ANNOUNCES $7.6 MILLION PRIVATE PLACEMENT OF COMMON SHARES LED BY VENBIO SELECT ADVISOR

Research Triangle Park, NC, June 8, 2017 – Fennec Pharmaceuticals Inc. (TSX: FRX, OTCQB: FENCF) (the “Company” or “Fennec”), a specialty pharmaceutical company focused on the development of Sodium Thiosulfate (STS) for the prevention of platinum-induced chemotherapy ototoxicity in pediatric patients, announced today that it has completed a non-brokered private placement (the “Offering”) of 1,900,000 common shares for gross proceeds of US$7,600,000. The common shares of the Company (the “Shares”) were issued at a price of US$4.00 per Share. The current number of outstanding Shares prior to giving effect to the Offering, was 13,707,306.

“We are very pleased to announce this important financing as we prepare for the regulatory submissions of STS pending favorable SIOPEL 6 hearing results in October this year." said Rosty Raykov, CEO of Fennec. “The investment and support received by both existing and new investors, including venBio Select Advisor, significantly strengthens the Company's balance sheet and further validates the potential benefit STS can have for pediatric cancer patients."

The issue price of the Shares represents approximately a 2% discount on the market price of the Shares on the date of a binding agreement, as defined by the Toronto Stock Exchange. For Canadian securities law purposes, the Shares issued in the Offering are subject to a hold period, which will expire four months plus one day from the date of closing. For United States securities law purposes, the Shares issued in the Offering have not been registered under the Securities Act of 1933, as amended (the “1933 Act”), and may not be offered or sold in the United States absent registration under the 1933 Act or an applicable exemption from the registration requirements of the 1933 Act.

It is anticipated that the net proceeds of the Offering will be used by the Company for the development of STS and general working capital purposes.

In connection with the Offering, Essetifin SpA, which owned 2,631,579 Shares prior to completion of the Offering (representing 19.2% of Fennec’s issued and outstanding Shares prior to giving effect to the Offering) purchased an additional 300,000 Shares. Following the Offering, Essetifin SpA owns 2,931,579 Shares (representing 21.4% of Fennec’s issued and outstanding Shares after giving effect to the Offering and 18.8% of Fennec’s issued and outstanding Shares upon issuance having regard to the Offering). In connection with its Share ownership, Essetifin SpA may be deemed under the Securities Act (Ontario) to be an associated entity of Fennec.

Such participation by Essetifin SpA may be considered a “related party transaction”, as defined under Multilateral Instrument 61-101 (“MI 61-101”). The transaction will be exempt from the formal valuation and minority shareholder approval requirements of MI 61-101 as neither the fair market value of any units issued to or the consideration paid by such entity will exceed 25% of the Company’s market capitalization. A material change report in respect of the transaction was not filed 21 days in advance of the expected closing of the Offering. The shorter period was necessary in order to permit the Company to close the Offering in a timeframe consistent with usual market practice for transactions of this nature.

The number of Shares issued in connection with the Offering is 1,900,000 Shares, which represents 13.9% of Fennec’s issued and outstanding Shares prior to giving effect to the Offering. The Offering has been negotiated at arm’s length and will not affect control of the Company.

Upcoming Investor Events

•          Jefferies 2017 Global Healthcare Conference – Rosty Raykov, CEO of Fennec, will provide an overview of the Company’s business on Friday, June 9, 2017 at 9:00 am at the Jefferies 2017 Global Healthcare Conference being held in New York City. The Fennec presentation will be webcast live and can be accessed by visiting the investors relations sections of the Company’s website at http://fennecpharma.com/investors/presentations-events/.  A replay of the presentation will also be available and archived on the site for ninety days.

•          Annual Meeting of Shareholders – Fennec would like to invite all shareholders to attend its Annual General and Special Meeting on Tuesday, June 27, 2017 at 10 am at the New York Palace Hotel in the Chairman’s Office, 455 Madison Avenue, New York, New York.

About Sodium Thiosulfate (STS)

Cisplatin and other platinum compounds are essential chemotherapeutic components for many pediatric malignancies.  Unfortunately, platinum-based therapies cause hearing loss or ototoxicity in many patients, and are particularly harmful to the survivors of pediatric cancer.

In the U.S. and Europe there is estimated that 7,000 children are diagnosed with local cancers that may receive platinum based chemotherapy.   Localized cancers have overall survival rates of greater than 80%, further emphasizing the importance of quality of life after treatment. The incidence of hearing loss in these children depends upon the dose and duration of chemotherapy, but it affects at least 60% of the patients. Many of these children require lifelong hearing aids and technically difficult and sub-optimal cochlear (inner ear) implants that have been shown to provide some marginal benefit. Post platinum exposure, infants and young children at critical stages of development lack speech language development and literacy, and older children and adolescents lack social-emotional development and educational achievement.

STS has been studied by cooperative groups in two Phase 3 clinical studies of reduction of ototoxicity, The Clinical Oncology Group Protocol ACCL0431 and SIOPEL 6. Both studies are closed to recruitment. The COG ACCL0431 protocol enrolled one of five childhood cancers typically treated with intensive cisplatin therapy for localized and disseminated disease, including newly diagnosed hepatoblastoma, germ cell tumor, osteosarcoma, neuroblastoma, and medulloblastoma.  SIOPEL 6 enrolled only hepatoblastoma patients with localized tumors.

About Fennec Pharmaceuticals

Fennec Pharmaceuticals, Inc. is a specialty pharmaceutical company focused on the development of Sodium Thiosulfate (STS) for the prevention of platinum-induced chemotherapy ototoxicity in pediatric patients. STS has received Orphan Drug Designation in the US in this setting. For more information, please visit www.fennecpharma.com.

Forward-Looking Statement Disclaimer

Except for historical information described in this press release, all other statements are forward-looking, including statements or assumptions about the anticipated use of proceeds and any other statements regarding the Company’s objectives (and strategies to achieve such objectives), future expectations, beliefs, goals or prospects. Forward-looking statements are subject to certain risks and uncertainties inherent in the Company’s business that could cause actual results to vary, including such risks relating to the anticipated use and sufficiency of the proceeds of the Offering: risks that a material adverse change occurs in respect of the Company; that regulatory and guideline developments may change; that scientific data may not be sufficient to meet regulatory standards or receipt of required regulatory clearances or approvals; that clinical results may not be replicated in actual patient settings; that protection offered by the Company’s patents and patent applications may be challenged, invalidated or circumvented by its competitors; that the available market for the Company’s products will not be as large as expected; that the Company’s products will not be able to penetrate one or more targeted markets; that revenues will not be sufficient to fund further development and clinical studies; that the Company may not meet its future capital requirements in different countries and municipalities, and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission including its Annual Report on Form 10-K for the year ended December 31, 2016. Fennec Pharmaceuticals Inc. disclaims any obligation to update these forward-looking statements except as required by law.

For a more detailed discussion of related risk factors, please refer to our public filings available at www.sec.gov and www.sedar.com.

For further information, please contact:

Rosty Raykov

Chief Executive Officer

Fennec Pharmaceuticals Inc.

T: (919) 636-5144